UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer/Appointment of Chairman of the Board

On August 26, 2026, Rhoniel A. Daguro notified the Board of Directors of the Company (the “Board”) of his resignation as Chief Executive Officer of the Company, effective September 4, 2026. Mr. Daguro will continue to serve as a member of the Board. On August 28, 2026, the Board accepted Mr. Daguro’s resignation and acknowledged that such resignation constitutes a resignation for “Good Reason” as that term is defined in the Executive Retention Agreement dated as of March 23, 2023 between the Company and Mr. Daguro (the “Retention Agreement”). Mr. Daguro’s resignation as Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On August 28, 2026, the Board appointed Mr. Daguro to serve as Chairman of the Board, effective immediately, for the remainder of his current elected term as a director, subject to his earlier resignation or removal in accordance with the Company’s Amended and Restated By-Laws.

Appointment of Interim Chief Executive Officer

On August 28, 2026, the Board appointed Thomas R. Szoke, the Company’s Chief Technology Officer, as Interim Chief Executive Officer of the Company, effective September 4, 2026. Mr. Szoke will continue to serve as the Company’s Chief Technology Officer.

Mr. Szoke, age 62, is a co-founder of the Company and has over 35 years of executive management, solutions engineering and operations management experience in the government security, identity access management and SaaS solutions industries. Mr. Szoke rejoined the Company on March 9, 2023 and, in April 2023, was appointed Chief Technology Officer of the Company. He served as a director of the Company from March 2023 until June 2025. Mr. Szoke previously served as a director and as the Company’s Chief Solutions Architect, and held several other executive positions with the Company from its inception in 2013 through 2021. From 2021 to 2023, Mr. Szoke was an independent consultant to the Company and to others. Mr. Szoke has been issued several U.S. and international patents focused on identity solutions and pioneered the concept and development of several of the Company’s product lines, including its Multi-Factor Out-of-Band Identity and Transaction Authentication Platform.

There are no family relationships between Mr. Szoke and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Szoke and any other person pursuant to which he was appointed as Interim Chief Executive Officer. There are no transactions between the Company and Mr. Szoke that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as described in this Current Report on Form 8-K.

Compensatory Arrangements of Certain Officers

On August 28, 2026, in connection with the foregoing, the Company entered into a letter agreement with each of Mr. Szoke (the “Szoke Letter”) and Mr. Daguro (the “Daguro Letter” and, together with the Szoke Letter, the “Letter Agreements”). Each of the Letter Agreements defines a “Corporate Transaction” as the closing of a material transaction with a minimum gross value to the Company above a certain threshold. All payments under the Letter Agreement (other than base salary) are subject to deduction of all taxes and other amounts required by law and are subject to the terms of, and subordinate to all amounts due under, the series of Senior Secured Debentures issued by the Company as of April 29, 2026.

Szoke Letter

The Szoke Letter amends Mr. Szoke’s Offer Letter dated as of April 12, 2023 and provides that, effective upon his appointment: (i) Mr. Szoke’s responsibilities will comprise managing and overseeing all operations and matters of the Company and its subsidiaries, together with such other functions as are customarily applicable to his position or as are reasonably assigned to him by the Board; (ii) Mr. Szoke’s annual base salary will be increased to $300,000; (iii) the Company will pay Mr. Szoke a cash bonus of $10,000 within five business days; and (iv) the Company will pay Mr. Szoke a cash bonus of $210,000 within five business days following the closing of a Corporate Transaction, provided that he continues to serve as Chief Executive Officer on the date of such closing.

Daguro Letter.

The Daguro Letter amends the Retention Agreement, including Sections 4.1 through 4.4 thereof, and replaces in their entirety the letters from the Compensation Committee of the Board to Mr. Daguro dated as of February 20, 2026 and May 26, 2026, which are of no further force or effect. The Daguro Letter provides, among other things, that:

●	the Company will provide Mr. Daguro a monthly special stipend at the existing level of the premiums necessary to fund ongoing health care coverage for Mr. Daguro and his dependents under the Company’s health care plan for up to 12 months from his termination date, or if earlier, until he secures other coverage;

●	the Company will pay Mr. Daguro a cash bonus of $400,000 within five business days following the closing of a Corporate Transaction, provided that he has not resigned as Chairman of the Board prior to such closing;

●	with respect to all stock options previously granted to Mr. Daguro, (A) the vesting of all unvested stock options will continue for so long as he holds office as a director of the Company, and (B) the exercisability of such options is extended to the date that is three years following his cessation of service as a director of the Company;

●	the Company will grant Mr. Daguro (A) options to purchase 80,000 shares of common stock at an exercise price equal to two times the Nasdaq Official Closing Price on August 28, 2026, subject to such exercise price being not less than the Nasdaq Official Closing Price on the date of grant, and (B) a warrant to purchase up to 20,000 shares of common stock at an exercise price of $2.00 per share, with a two year time period, upon payment by Daguro to the Company of $10,000 in cash or cash equivalents within six months of the date of the Daguro Letter. These grants will be made once the trading window for the Company’s stock opens in accordance with the Company’s Insider Trading Policy;

●	Mr. Daguro will be eligible for, and will receive, the benefits and compensation the Company provides to its non-employee directors for so long as he serves as a director; and

●	the payments due under Section 4.1 of the Retention Agreement will be due and payable (A) on a pro-rated monthly basis until such time as Mr. Daguro secures alternative employment at a base salary of not less than $400,000 per annum, and (B) with the first payment, which will include all amounts accrued from the date of Mr. Daguro’s August 26, 2026 letter, due as stated in the Retention Agreement but paid within five business days following the closing of a Corporate Transaction, and thereafter in accordance with the payment schedule set forth in Section 4.1 of the Retention Agreement.

Mr. Daguro has agreed to provide a release of claims as required by Section 7.3 of the Retention Agreement upon the first payment made under the Daguro Letter, excluding claims arising out of the Daguro Letter and the Retention Agreement as amended, rights of indemnification thereunder or pursuant to the Company’s By-Laws, Certificate of Incorporation or applicable law, and claims relating to his ownership of issued or granted equity or securities of the Company.

The foregoing descriptions of the Szoke Letter and the Daguro Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Szoke Letter and the Daguro Letter, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s leadership transition and the anticipated effectiveness thereof, the Company’s pursuit and possible consummation of a Corporate Transaction, and the timing and amount of the payments and equity awards contemplated by the Letter Agreements. These statements are based on management’s current expectations and are subject to known and unknown risks and uncertainties, including the Company’s ability to raise additional capital on acceptable terms or at all, substantial doubt regarding the Company’s ability to continue as a going concern, the risk that the Company does not identify or consummate a Corporate Transaction, the effects of the leadership transition on the Company’s business, employees, customers and partners, the Company’s ability to retain key personnel and to identify and appoint a permanent Chief Executive Officer, and the other factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Letter Agreement dated August 28, 2026 between authID Inc. and Thomas R. Szoke.
10.2*	Letter Agreement dated August 28, 2026 between authID Inc. and Rhoniel A. Daguro.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) is the type that the registrant treats as private or confidential. A copy of any omitted portions will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: September 1, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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